Exhibit 99.1

INVESTOR RELATIONS: John Merriwether, 866-248-3872 InvestorRelations@amctheatres.com MEDIA CONTACTS: Ryan Noonan, (913) 213-2183 rnoonan@amctheatres.com

FOR IMMEDIATE RELEASE

AMC Entertainment Holdings, Inc. Announces

Beneficial Resolution of Two Matters

LEAWOOD, KANSAS - (March 10, 2017) — AMC Entertainment Holdings, Inc. (NYSE: AMC) (“AMC” or “the Company”), the largest theatrical exhibition company in the U.S., in Europe and in the world, and an industry leader in innovation and operational excellence, today announced it has resolved two outstanding matters on terms beneficial to AMC and its shareholders.

AMC Reaches Agreement with National CineMedia Inc. Enabling Close Co-operation Going Forward

AMC and National CineMedia Inc. (“NCM”) have reached an agreement that enables AMC to comply with the Department of Justice’s (DOJ) Final Order on AMC’s acquisition of Carmike Cinemas, Inc. and reaffirms the two companies’ commitment to their continued partnership.

“National CineMedia is a greatly valued partner of AMC, and these negotiations surrounding our acquisition of Carmike Cinemas have only served to strengthen our long-term mutual commitment going forward. We are delighted to have worked well for many years with NCM, and look forward to continuing that superb relationship for decades to come,” said Adam Aron, Chief Executive Officer and President of AMC.

The key terms of the agreement between AMC and NCM envision:

(i)                                     AMC and NCM having a strong marketing relationship for the next twenty years through at least 2037.

(ii)                                  The Exhibitor Services Agreement, detailing and defining that two-decade relationship, being enthusiastically supported by both AMC and NCM.

(iii)                               AMC continuing, with a few specific exceptions, to own at least 4.5% of the total equity of NCM for at least the next ten years, and NCM co-operating to help AMC market in an orderly fashion those NCM shares that AMC is required to sell over the next 27 months as a result of AMC’s agreement with the DOJ Final Order.

(iv)                              NCM continuing to have cinema advertising rights at all legacy AMC theatres prior to the Carmike acquisition and picking up advertising rights at all new or acquired theatres joining the AMC circuit in the United States going forward, except that AMC will not be utilizing the services of NCM at the acquired Carmike Cinemas, at the divested and transferred theatres described below, or potentially at some other theatres that may be acquired by AMC in the future until existing contract obligations at such other theatres have been fulfilled.

(v)                                 AMC divesting fewer than 20 theatres from the AMC and Carmike networks.

(vi)                              AMC transferring away from NCM for a period of ten years the pre-show advertising rights at 17 AMC theatres, after which those theatres return to NCM for their cinema advertising.

(vii)                           AMC absorbing up to $1 million of NCM’s legal and professional expenses associated with NCM reaching this agreement.

(viii)                        AMC making economic concessions to NCM to protect lost NCM cash flow at the AMC and Carmike theatres not utilizing NCM for cinema advertising, which include a reduction of shares that AMC might otherwise have received as a result of the Carmike transaction.

(ix)                              AMC receiving a net of more than 13,750,000 shares from NCM, worth approximately $175 million at today’s NCM closing market price. Two added benefits for AMC in receiving these shares is that the structure of the transaction has virtually eliminated tax leakage, and therefore also has preserved for future use the considerable value inherent in AMC’s remaining net operating loss carryforwards.

The accounting impacts related to the NCM agreement will occur in 2017 and beyond.

Aron added, “We are particularly excited about NCM’s vibrant future plans for the NCM pre-show appearing at our theatres. As a result, AMC will enjoy the benefit of our share of NCM-sold advertising revenues, and our guests will see continually more intriguing and engaging on-screen content.”

AMC Also Settles Unrelated Litigation

On a totally separate and unrelated matter, on March 8, 2017, AMC reached an agreement to settle for $7 million a lawsuit filed several years ago that was still pending as of December 31, 2016.

While AMC believed it would likely win at trial, the costs of defense were expected to be significant. The settlement avoids that litigation expense, and eliminates any uncertainty associated with the outcome of the litigation.

As the settlement was reached prior to the filing of AMC’s 10-K for 2016, it gave rise to a “recognized subsequent event” resulting in an increase of $7,000,000 in other general and administrative expenses for the fourth quarter and full year ended December 31, 2016. The after-tax change reduction to 2016 Net Income is $4,270,000.

About AMC Entertainment Holdings, Inc.

AMC is the largest movie exhibition company in the U.S., in Europe and throughout the world with 906 theatres and 10,558 screens across the globe, prior to factoring in the anticipated Nordic acquisition. AMC has propelled innovation in the exhibition industry by: deploying more plush power-recliner seats; delivering enhanced food and beverage choices; generating greater guest engagement through its loyalty program, web site and smart phone apps; offering premium large format experiences and playing a wide variety of content including the latest Hollywood releases and independent programming. AMC operates among the most productive theatres in the United States’ top markets, having the #1 or #2 market share positions in 22 of the 25 largest metropolitan areas of the United States, including the #1 position in the top three markets (NY, LA, Chicago). Through its Odeon subsidiary, and again prior to the anticipated Nordic acquisition, AMC operates in seven European countries and is the #1 theatre chain in the UK & Ireland, Italy and Spain. www.amctheatres.com.

Website Information

This press release, along with other news about AMC, is available at www.amctheatres.com.  We routinely post information that may be important to investors in the Investor Relations section of our website, www.investor.amctheatres.com. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD, and we encourage investors to consult that section of our website regularly for important information about AMC. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document. Investors interested in automatically receiving news and information when posted to our website can also visit www.investor.amctheatres.com to sign up for email alerts.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “plan,” “estimate,” “will,” “would,” “project,” “maintain,” “intend,” “expect,” “anticipate,” “prospect,” “strategy,” “future,” “likely,” “may,” “should,” “believe,” “continue,” “opportunity,” “potential,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Similarly, statements made herein and elsewhere regarding the anticipated acquisition of Nordic are also forward-looking statements, including management’s statements about the effect of the acquisition on AMC’s future business, operations and financial performance, AMC’s ability to successfully integrate the acquisition into its operations, the anticipated closing date of the Nordic acquisition, and the source and structure of financing for the Nordic acquisition. These forward-looking statements are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks, trends, uncertainties and other facts that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks, trends, uncertainties and facts include, but are not limited to, risks related to: motion picture production and performance; AMC’s lack of control over distributors of films; intense competition in the geographic areas in which AMC operates; increased use of alternative film delivery methods or other forms of entertainment; shrinking exclusive theatrical release windows; international economic, political and other risks; AMC’s significant indebtedness;  limitations on the availability of capital;  AMC’s inability to achieve the expected benefits and performance from its recent acquisitions; AMC’s ability to comply with, and compliance with, a settlement it entered into with the U.S. Department of Justice pursuant to which it agreed to divest theatres and divest holdings in National CineMedia, LLC; the failure to obtain the necessary financing arrangements as set forth in the debt commitment letters entered in connection with the Nordic Acquisition, or the failure of the Nordic Acquisition to close for any other reason, including the failure to receive regulatory approval; AMC’s ability to refinance its indebtedness on favorable terms; delays and unanticipated costs related to AMC optimizing its circuit through construction and the transformation of its existing theatres;  failures, unavailability or security breaches of AMC’s information systems; impairment losses and theatre and other closure charges; AMC’s ability to utilize net operating loss carryforwards to reduce its future tax liability; review by antitrust authorities in connection with acquisition opportunities; unexpected costs or unknown liabilities relating to recently completed acquisitions; the incurrence of legal liability; general political, social and economic conditions and risks, trends, uncertainties and other facts discussed in the reports AMC has filed with the SEC. Should one or more of these risks, trends, uncertainties or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. For a detailed discussion of risks, trends and uncertainties facing AMC, see the section entitled “Risk Factors” in AMC’s Annual Report on Form 10-K, filed with the SEC on March 8, 2016, and Forms 10-Q filed August 1, 2016 and November 9, 2016, and the risks identified in the Form 8-K filed October 24, 2016, and the risks, trends and uncertainties identified in its other public filings. AMC does not intend, and undertakes no duty, to update any information contained herein to reflect future events or circumstances, except as required by applicable law.

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